National Presto Industries, Inc.
                                   Exhibit 11

The following presents the computation of per share earnings reflecting the assumption that the granted shares under the 1988 Stock Option Plan will be exercised.

(IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                       Second Quarter           First Six Months
                                                                   -----------------------   -----------------------
                                                                      2003         2002         2003         2002
                                                                   ----------   ----------   ----------   ----------
Net Earnings (loss) (1)                                            $    1,918   $    1,083   $    3,971   $   (1,277)
                                                                   ==========   ==========   ==========   ==========

Weighted average common shares outstanding (2)                          6,817        6,840        6,824        6,839

Common share equivalents relating to stock options when dilutive            1            1            1            -

Adjusted common and common equivalent
                                                                   ----------   ----------   ----------   ----------
   shares for computation (3)                                           6,818        6,841        6,825        6,839
                                                                   ==========   ==========   ==========   ==========

Net earnings (loss) per share:
     Basic (1 divided by 2)                                        $     0.28   $     0.16   $     0.58   $    (0.19)
                                                                   ==========   ==========   ==========   ==========
     Diluted (1 divided by 3)                                      $     0.28   $     0.16   $     0.58   $    (0.19)
                                                                   ==========   ==========   ==========   ==========